THIS DOCUMENT IS A COPY OF EXHIBIT (B)(2) TO AMENDMENT NO. 1 TO THE TRANSACTION STATEMENT ON SCHEDULE 13E-3 OF DATALOGIX INTERNATIONAL INC. (FILE NO. 5-4439) FILED ON NOVEMBER 14, 1996 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


                                                                 Exhibit (b)(2)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  PROJECT TOUCHDOWN


                                  September 5, 1995

                                     CONFIDENTIAL

                             For Discussion Purposes Only

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


OVERVIEW OF CURRENT SITUATION
-------------------------------------------------------------------------------

-  Q3 and Q4 results below expectations

-  Significant reserves established

-  Investment required to maintain good
    customer relationships / upgrade products

- Finding strategic partner is important to maintaining leadership position

-  RS&Co. has been engaged as financial
    advisor

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CONFIDENTIAL                           2                                 9/5/96

GIANT COMPANY TODAY
-------------------------------------------------------------------------------

         STRENGTHS                     WEAKNESSES
         ---------                     ----------

 -   Global installed base      -  Ongoing customer
     consisting of Fortune         maintenance has
     1O0                           become burdensome

 -   Process expertise -        -  Products require work
     highly competent R&D
                                -  Competition intensifying
 -   Service organization
                                -  Challenges coordinating
 -   Pre/Post sales                partner relationships
     organization
                                -  Current business model
                                   creating a profitability
                                   challenge




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CONFIDENTIAL                           3                                 9/5/96

BENEFITS TO GIANT OF 49ER RELATIONSHIP
-------------------------------------------------------------------------------

 - Name / reputation

 - Market reach

 - Database of choice

 - Offers enterprise-wide solution

 - Worldwide presence - sales and support

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CONFIDENTIAL                           4                                 9/5/96

BENEFITS TO 49ERS OF GIANT RELATIONSHIP
-------------------------------------------------------------------------------

 - Cornerstone member of ISI program

 - Gives 49ers an enterprise-wide offering in the process manufacturing market and account control

 - Saves development $ and time-to-market

 - Best-of-breed solution

 - Ability to sell other products/services once the account has been penetrated

 - One-stop-shop


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CONFIDENTIAL                           5                                 9/5/96

GIANT COMPANY REPORT CARD
-------------------------------------------------------------------------------


Partner Criteria                  Giant's Grade
----------------                  -------------
(ranked in order
of importance)

Feature/Functionality.........    Needs work

Management Team ..............    Sales-driven culture

Economics ....................    Depends on deal

Technical Compatibility.......    Okay - On par

Market Leadership ............    Needs work



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CONFIDENTIAL                           6                                 9/5/96

GEMMS
-------------------------------------------------------------------------------

 - Large multinational enterprise solution

 - 100+ Sites

 - Recent CPG wins include Kellogg, First
   Brands, PW-Darigold

 - Needs to be ported to open toolset

 - Feature/functionality improvements
   necessary


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CONFIDENTIAL                           7                                 9/5/96

CIMPRO
-------------------------------------------------------------------------------

 - Solution for small to medium sized discrete manufacturers

 - 1,000+ sites

 - Currently competes effectively in its target market

 - Needs to be ported to NT


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CONFIDENTIAL                           8                                 9/5/96

Professional Services Organization
-------------------------------------------------------------------------------

      -  Product Support

      -  Education & training

      -  Implementation consulting

      -  Technical services


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CONFIDENTIAL                           9                                 9/5/96

DISTRIBUTION
-------------------------------------------------------------------------------

            - Direct Sales & Support
               - North America
               - Europe (UK/France/Germany)
               - Asia/Pacific (Singapore)

            - Strategic Relationships
               - IBM
               - Hewlett Packard

            - Oracle Partnership


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CONFIDENTIAL                          10                                 9/5/96

R&D INITIATIVES
-------------------------------------------------------------------------------

 - Enhancing Reliability and Functionality of
   GEMMS

    -Version 4.0 release in August 1996

    -Version 4.1 release in March 1997

 - Investigating Platform Migration for CIMPRO


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CONFIDENTIAL                           11                                 9/5/96

ORGANIZATION
--------------------------------------------------------------------------------------------------------------------------------

                                                           Ray Sozzi
                                                        President & CEO
                                                               |
                                                               |
    -----------------------------------------------------------------------------------------------------------------
    |                     |                      |                      |                 |                          |
Gordon Lindsey     Peter Soblioff          Pat Anderson            Joe Grispo         Ron Nall                 Marle Sutton
Acting CFO         Pres. Field Oper. WW    VP Human Res./Admin.    Gen. Mgr. CIMPRO   SVP R&D/MIS/Pdt. Mktg.   Dir. of Quality
(EOC)              (EOC) Officer           (EOC)                   (EOC) Officer      (EOC) Officer            (EOC)
    |                     |                      |                      |                 |                          |
VP/Controller      VP Sales Worldwide      Mgr. HR/Comp            VP CIMPRO Devel.   VP Pdt. Mktg/Corp. Mktg  Corporate Quality
                   (EOC) Officer           Susan Hey               Doug Souza         John Cingari
                                                                   (EOC)              (EOC) Officer
    |                     |                      |                      |                 |
VP Contracts       VP European Ops.        Mgr. HR/Benefits        VP CIMPRO Client   GEMMS R&D
Barbara Arnold     Barry Fuller            Susan Ryan                Svcs.
(EOC)              (EOC) Officer                                   Pat Boggs
Secty. to Board                                                    (EOC)
                          |                      |                      |                 |
                   VP Asia Pacific         Facilities              Mktg. Mgr. CIMPRO  MIS
                   Raymond Teh                                       Pdt.             Mgr. Info. Services
                   (EOC) Officer                                   Rita Curro         Rick Barry
                          |                      |
                   VP Prod. Consulting     Office Services
                   Fred Brown
                          |
                   VP Eastern Reg. Sales
                   John Wicek
                          |
                   VP Western Reg. Sales
                   Thomas Mackey
                          |
                   VP CIMPRO Sales
                          |
                   VP Oracle Relationship
                   Rick Marquardt
                   (EOC) Officer
                          |
                   Director GEMMS Training
                   Ray Rzasa


--------------------------------------------------------------------------------------------------------------------------------
CONFIDENTIAL                                                 12                                                           9/5/96

HEADCOUNT
-------------------------------------------------------------------------------

         Sales & Marketing              70

         Client Services               120

         Research & Development         69

         General & Administrative       41
                                        ---

            Total at 8/30/96           300


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CONFIDENTIAL                          13                                 9/5/96

PIPELINE ($MM)
-------------------------------------------------------------------------------

       GEMMS

        North America             $25

        Europe                     17

        Asia/Pacific                7

        Latin America               2
                                   ---

          Total GEMMS             $51

       CIMPRO(North America)        8
                                   ---

        TOTAL PIPELINE            $59


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CONFIDENTIAL                          14                                 9/5/96

REVENUES- FISCAL 1996 ($MM)
-------------------------------------------------------------------------------

                                            Fiscal 1996
                                  ----------------------------------
                                  Q1        Q2        Q3        Q4
                                  --        --        --        --

Software Licenses                 $ 4       $ 8       $ 5       $ 6

Services                            6         6         6         8
                                  ---       ---       ---       ---

    Total                         $10       $14       $11       $14


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CONFIDENTIAL                          15                                 9/5/96

SUMMARY BALANCE SHEET DATA ($MM)
-------------------------------------------------------------------------------

                             At 7/31/96
                             ----------

  Cash                            $32

  Accounts Receivable (Gross)      17

  Total Debt                        0

  Shareholders Equity              40


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CONFIDENTIAL                          16                                 9/5/96

POSSIBLE SYNERGIES
-------------------------------------------------------------------------------

- Revenue Synergies

  - Ability to Cross Sell into Installed Base

- Cost Savings

  - Overhead and Management Redundancies

  - Facilities


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CONFIDENTIAL                          17                                 9/5/96

PROCESS
-------------------------------------------------------------------------------

 - Introductory meetings with selected group of interested parties

 - Additional information sent after execution of confidentiality agreement

 -  Follow up meeting

 -  Preliminary indications of interest by September 27

 - Will then select one or more parties to negotiate definitive agreement with


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CONFIDENTIAL                          18                                 9/5/96